UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Entry into a Material Definitive Agreement.

On February 11, 2021, AudioEye, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.00001 (“Common Stock”), to or through the Agent as its sales agent, having an aggregate offering price of up to $30,000,000.

Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s effective Registration Statement on Form S-3 (File No. 333-252864), previously filed with the Securities and Exchange Commission on February 10, 2021, and a related prospectus supplement and accompanying prospectus, by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including block transactions. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of up to 3% of the aggregate gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with customary indemnification rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the Agreement up to a maximum of $40,000, plus up to $5,000 quarterly for ongoing diligence requirements, including ongoing legal fees, following the execution date.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Faegre Drinker Biddle & Reath, LLP relating to the shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.02 Results of Operations and Financial Condition.

We are announcing certain preliminary estimated unaudited financial results for the fiscal quarter and year ended December 31, 2020. Our preliminary estimated results are subject to completion of our customary year-end closing, review and audit procedures and are not a comprehensive statement of our financial results for the three months and twelve months ended December 31, 2020. We caution that our final results for the three months and twelve months ended December 31, 2020 that we will file with the SEC could vary significantly from these preliminary estimates as a result of the completion of our customary year-end closing, review and audit procedures and other developments arising between now and the time that our financial results for the three months and twelve months ended December 31, 2020 are finalized. These preliminary estimates should not be viewed as a substitute for complete financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates. The preliminary estimates of results included below have been prepared by, and is the responsibility of, the Company’s management. MaloneBailey LLP (“MaloneBailey”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, MaloneBailey does not express an opinion or any other form of assurance with respect thereto.

Fourth quarter 2020 revenue is expected to be between $5.5 million and $5.6 million and full year 2020 revenue is expected to be between $20.4 million and $20.5 million.

Net loss for the fourth quarter 2020 is expected to be between $3.2 million and $2.9 million. Net loss for full year 2020 is expected to be between $7.4 million and $7.1 million.

Cash on hand totaled approximately $9.1 million as of December 31, 2020.

Gross Margin for the fourth quarter 2020 is expected to be between 72% and 73%.

As of December 31, 2020, monthly recurring revenue (MRR) was about $1.9 million.

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, each a non-GAAP measure, which excludes certain items from net loss and net loss per common share, respectively, each a GAAP measure. Non-GAAP earnings (loss) excludes from net loss non-cash valuation adjustments to liabilities, and includes interest expense, share-based compensation expense and certain severance expense. Non-GAAP earnings (loss) per diluted share excludes from net loss per common share non-cash valuation adjustments to liabilities, and includes interest expense, share-based compensation expense and certain severance expense, each on a per share basis.

We use both GAAP and non-GAAP measures when planning, monitoring, and evaluating our performance. We believe that Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share are useful to investors because they provide supplemental information that allows investors to review our results of operations from the same perspective as management and our board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

See the table below for a reconciliation of preliminary net loss, a GAAP measure, to preliminary Non-GAAP earnings (loss) and Non-GAAP earnings (loss) per diluted share, each a non-GAAP measure, for the fourth quarter and full year ended December 31, 2020 and 2019. Due to rounding, numbers presented throughout this Current Report on Form 8-K may not add up precisely to the totals provided.

	Three Months Ended December 31, 2020 (unaudited) (estimated)		Three Months Ended December 31, 2019 (unaudited)	Year Ended December 31, 2020 (unaudited) (estimated)		Year Ended December 31, 2019 (unaudited)
(in millions, except per share data)	Low End of Range	High End of Range	Actual	Low End of Range	High End of Range	Actual
Net loss (GAAP)	$(3.2)	$(2.9)	$(1.4)	$(7.4)	$(7.1)	$(7.8)
Non-cash valuation adjustments to liabilities	0	0	(0.1)	(0.1)	(0.1)	(0.1)
Interest expense	0	0	0	0.1	0.1	0.1
Share-based compensation expense	2.2	2.1	0.2	4.2	4.1	1.2
Severance (1)	0	0	0	0.4	0.4	0
Non-GAAP earnings (loss)	(1.1)	(0.8)	(1.3)	(2.8)	(2.6)	(6.6)
Non-GAAP Earnings (Loss) per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	(0.32)	(0.29)	(0.16)	(0.79)	(0.76)	(0.97)
Non-cash valuation adjustments to liabilities	0	0	(0.01)	(0.01)	(0.01)	(0.01)
Interest expense	0	0	0	0.02	0.02	0.01
Share-based compensation expense	0.22	0.21	0.03	0.45	0.44	0.16
Severance (1)	0	0	0	0.04	0.04	0
Non-GAAP earnings (loss) per diluted share (2)	(0.11)	(0.08)	(0.14)	(0.30)	(0.27)	(0.81)

(1)	Represents severance expense associated with the move of our technology center to Portland, Oregon, and is exclusive of accrued vacation paid upon termination of employment.

(2)	Non-GAAP earnings per adjusted diluted share for our common stock is computed using the more dilutive of the two-class method or the if-converted method.

Note: The number of diluted weighted average shares used for this calculation is the same as the weighted average common shares outstanding share count when the Company reports a GAAP and non-GAAP net loss.

The information set forth in this Item 2.02 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, the Company’s earnings, revenues, expenses, or other future financial or business performance or strategies, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to the Company as of the date they were made and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that the Company considers immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to the Company’s most recent annual report on Form 10-K, as well as the Company’s subsequent filings on Forms 10-Q and Forms 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
1.1	At Market Issuance Sales Agreement, dated as of February 11, 2021, between the Company and B. Riley Securities, Inc.
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ Sachin Barot
Name: Sachin Barot
Title: Chief Financial Officer